Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

SOUTHERN FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (3)	Fee Rate (4)	Amount of Registration Fee (5)
Newly Registered Shares
Fees to Be Paid	Debt	Debt Securities (6)	457(o)
	Equity	Preferred Stock, $0.01 per share	457(o)
	Debt	Depositary Shares	457(o)
	Equity	Common Stock, par value $0.01	457(o)
	Other	Purchase Contracts	457(o)
	Other	Units	457(o)
	Equity	Warrants	457(o)
	Other	Rights	457(o)
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457(o)	(1)	(2)	$125,000,000	0.00013810	$17,262.50
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts					$125,000,000	0.00013810	$17,262.50
	Total Fees Previously Paid					—		$0
	Total Fee Offsets					—		$5,510.00
	Net Fee Due							$11,752.50

Exhibit 107

(1)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock, preferred stock, warrants, purchase contracts, depositary shares, rights and units, and such indeterminate principal amount of senior debt securities and subordinated debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by the registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $125,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Includes an indeterminate number of depositary shares evidenced by depositary receipts as may be issued in the event that the registrant elects to offer fractional interests in its preferred stock registered hereby. Pursuant to Rule 457(n), no additional registration fee is payable in respect of the registration of the guarantee.

(2)	The proposed maximum offering price per unit of security will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder and has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(4)	Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933.

(6)	May consist of one or more series of senior or subordinated debt.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources
					Rule 457(p)
Fee Offset Claims	Southern First Bancshares, Inc.	S-3	333-271291	April 17, 2023		$5,510	Unallocated (Universal) Shelf	(7)	(7)	$50,000,000
Fee Offset Sources	Southern First Bancshares, Inc.	S-3	333-271291		April 17, 2023						$5,510	(7)

(7)	On April 17, 2023, the registrant filed a Registration Statement on Form S-3 (File No. 333-271291) (the “Prior Registration Statement”), which registered an aggregate offering amount of $50,000,000 of common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units. No securities have been sold pursuant to the Prior Registration Statement, and the registrant has not applied the filing fees paid in connection with the Prior Registration Statement to any other securities offering. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is applying $5,510 of the filing fees previously paid in connection with the Prior Registration Statement to offset the registration fee payable in connection with this filing.